EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for the Year Ended 2019

Financial Results

(in thousands)	Q4 19	Q4 18	YOY Change	Year Ended 2019	Year Ended 2018	YOY Change
Total Revenues	$18,259	$18,386	(0.7%)	$75,504	$77,851	(3.0%)
Operating (Loss) Income	(4,660)	206	*	(4,172)	1,373	*
(Loss) Income Before Provision for Taxes	(4,785)	159	*	(4,386)	1,189	*
Net (Loss) Income	(4,962)	59	*	(4,786)	856	*
EBITDA**	(4,450)	450	*	(3,077)	2,280	*
Adjusted EBITDA**	543	552	(1.6%)	2,081	2,726	(23.7%)
Pre-Corporate EBITDA**	747	782	(4.5%)	3,119	3,851	(19.0%)
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release. *Not Meaningful

DALLAS, March 30, 2020 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq: WHLM) ("Wilhelmina" or the "Company") today reported revenues of $18.3 million and net loss of $5.0 million for the three months ended December 31, 2019, compared to revenues of $18.4 million and net income of $0.1 million for the three months ended December 31, 2018.  For the fiscal year ended December 31, 2019, Wilhelmina reported revenues of $75.5 million and net loss of $4.8 million compared to revenue of $77.9 million and net income of $0.9 million for the fiscal year ended December 31, 2018. In the fourth quarter of 2019, Wilhelmina recorded a non-cash goodwill impairment charge of $4.8 million, triggered by a sustained decline in share price of the Company’s common stock.  The Company does not expect the impairment charge to have any impact on future operations, affect its liquidity, affect cash flows from operating activities, or affect compliance with the financial covenants set forth in its credit agreement.  The net loss in 2019, when compared to net income in the same periods of the prior year, was primarily due to the goodwill impairment charge, a change in board revenue mix and an increase in revenue from the Aperture division, which is lower margin than traditional core model bookings, as well as current income tax expense of $0.3 million primarily related to the deferred tax asset impact of the termination of stock options previously granted to the Company’s former Chief Executive Officer, all partially offset by a decrease in operating expenses and a $0.3 million deferred tax benefit related to the goodwill impairment charge.

Financial Results

Net loss for the three months and fiscal year ended December 31, 2019 was $5.0 million and $4.8 million, or $0.96 and $0.92 per fully diluted share, compared to net income of $0.1 million and $0.9 million, or $0.01 and $0.16 per fully diluted share, for the three months and fiscal year ended December 31, 2018.

Pre-Corporate EBITDA was $0.7 million and $3.1 million for the three months and fiscal year ended December 31, 2019, compared to $0.8 million and $3.9 million for the three months and fiscal year ended December 31, 2018.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the fourth quarter and year ended December 31, 2019 and 2018.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net (loss) income	$(4,962)	$59	$(4,786)	$856
Interest expense	28	28	117	101
Income tax expense	177	100	400	333
Amortization and depreciation	307	263	1,192	990
EBITDA**	$(4,450)	$450	$(3,077)	$2,280
Foreign exchange loss	97	19	97	83
Non-recurring items	4,845	-	4,845	-
Share-based payment expense	51	83	216	363
Adjusted EBITDA**	$543	$552	$2,081	$2,726
Corporate overhead	204	230	1,038	1,125
Pre-Corporate EBITDA**	$747	$782	$3,119	$3,851
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and fiscal year ended December 31, 2019, when compared to the three months and fiscal year ended December 31, 2018, were primarily the result of the following:

  Revenues net of model costs for the three months and fiscal year ended December 31, 2019 decreased by 2.5% and 4.5% primarily due to decreases in core model bookings and in bookings in the Wilhelmina Studio division, partially offset by an increase in bookings in the Aperture division;

  Salaries and service costs for the three months and fiscal year ended December 31, 2019 decreased by 3.8% and 0.5% primarily due to a decrease in employee salaries and a reduction in share-based payment expense;

  Office and general expenses for the three months ended December 31, 2019 was relatively unchanged.  Office and general expenses for the fiscal year ended December 31, 2019 decreased by 7.2%, primarily due to reduced rent expense, bad debt expenses, and office expenses, as well as the reclassification of certain lease payments as amortization expense under new lease accounting rules;

  Amortization and depreciation expense for the three months and fiscal year ended December 31, 2019 increased by 16.7% and 20.4%, primarily due to new equipment being placed in service in recent months and certain lease payments previously included within office and general expenses now being classified as amortization under new lease accounting rules;

  A significant non-recurring $4.8 million goodwill impairment charge triggered by a sustained decline in share price; and

  Corporate overhead expenses for the three months and fiscal year ended December 31, 2019 decreased by 11.3% and 7.7%, primarily due to lower travel and securities compliance costs.

On March 11, 2020, the World Health Organization declared the outbreak of novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States.  There have been mandates from federal, state, and local authorities requiring forced closures of non-essential businesses.  As a result, the Company has temporarily closed some offices and has seen a reduction in customer bookings, resulting in a negative impact to Company revenue and earnings.  In addition to reduced revenue, business operations could be adversely affected by potential reductions in productivity, delays or limitations on the ability of customers to make timely payments, disruptions in talents’ ability to travel to photography locations, or supply chain disruptions impeding clothing or footwear wardrobe from reaching destinations in time for photoshoots.  While this disruption is currently expected to be temporary, there is uncertainty around the duration.  The Company’s revenues are heavily dependent on the level of economic activity in the United States and the United Kingdom, particularly in the fashion, advertising and publishing industries, all of which have been negatively impacted by the pandemic and may not recover as quickly as other sectors of the economy.  Therefore, while we expect this matter to negatively impact our business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time.  As a result, the Company is currently evaluating and executing strategies to curtail expenses.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$6,993	$6,748
Accounts receivable, net of allowance for doubtful accounts of $1,423 and $1,791, respectively	9,441	11,901
Prepaid expenses and other current assets	243	197
Total current assets	16,677	18,846

Property and equipment, net of accumulated depreciation of $4,300 and $3,264, respectively	1,925	2,567
Right of use assets-operating	1,261	-
Right of use assets-finance	316	-
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,737 and $8,684, respectively	-	53
Goodwill	8,347	13,192
Other assets	115	114

TOTAL ASSETS	$37,108	$43,239

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,815	$5,071
Due to models	7,495	8,809
Lease liabilities – operating, current	1,055	-
Lease liabilities – finance, current	94	-
Term loan – current	1,257	623
Total current liabilities	13,716	14,503

Long term liabilities:
Net deferred income tax liability	725	631
Lease liabilities – operating, non-current	328	-
Lease liabilities – finance, non-current	225	-
Term loan – non-current	743	2,000
Total long term liabilities	2,021	2,631

Total liabilities	15,737	17,134

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at December 31, 2019 and December 31, 2018	65	65
Treasury stock, 1,309,861 and 1,264,154 shares at December 31, 2019 and December 31, 2018, at cost	(6,352)	(6,093)
Additional paid-in capital	88,471	88,255
Accumulated deficit	(60,815)	(56,029)
Accumulated other comprehensive loss	2	(93)
Total shareholders’ equity	21,371	26,105

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$37,108	$43,239

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31, 2019 and 2018
 (In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Service revenues	$18,253	$18,366	$75,452	$77,791
License fees and other income	6	20	52	60
Total revenues	18,259	18,386	75,504	77,851

Model costs	13,083	13,076	54,249	55,600

Revenues net of model costs	5,176	5,310	21,255	22,251

Operating expenses:
Salaries and service costs	3,373	3,506	13,944	14,015
Office and general expenses	1,107	1,105	4,408	4,748
Amortization and depreciation	307	263	1,192	990
Goodwill impairment	4,845	-	4,845	-
Corporate overhead	204	230	1,038	1,125
Total operating expenses	9,836	5,104	25,427	20,878
Operating (loss) income	(4,660)	206	(4,172)	1,373

Other expense:
Foreign exchange loss	97	19	97	83
Interest expense	28	28	117	101
Total other expense	125	47	214	184

(Loss) income before provision for income taxes	(4,785)	159	(4,386)	1,189

Provision for income taxes:
Current	(106)	(4)	(306)	(224)
Deferred	(71)	(96)	(94)	(109)
Income tax benefit (expense)	(177)	(100)	(400)	(333)

Net (loss) income	$(4,962)	$59	$(4,786)	$856

Other comprehensive income (loss):
Foreign currency translation benefit (expense)	202	(27)	95	(97)
Total comprehensive (loss) income	(4,760)	32	(4,691)	759

Basic net (loss) income per common share	$(0.96)	$0.01	$(0.92)	$0.16
Diluted net (loss) income per common share	$(0.96)	$0.01	$(0.92)	$0.16

Weighted average common shares outstanding-basic	5,169	5,254	5,184	5,328
Weighted average common shares outstanding-diluted	5,169	5,254	5,184	5,328

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES`
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2019 and 2018
 (In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2017	6,472	$65	(1,090)	$(4,893)	$87,892	$(56,885)	$4	$26,183
Share based payment expense	-	-	-	-	363	-	-	363
Net income to common shareholders	-	-	-	-	-	856	-	856
Purchases of treasury stock	-	-	(174)	(1,200)	-	-	-	(1,200)
Foreign currency translation	-	-	-	-	-	-	(97)	(97)
Balances at December 31, 2018	6,472	$65	(1,264)	$(6,093)	$88,255	$(56,029)	$(93)	$26,105
Share based payment expense	-	-	-	-	216	-	-	216
Net loss to common shareholders	-	-	-	-	-	(4,786)	-	(4,786)
Purchases of treasury stock	-	-	(46)	(259)	-	-	-	(259)
Foreign currency translation	-	-	-	-	-	-	95	95
Balances at December 31, 2019	6,472	$65	(1,310)	$(6,352)	$88,471	$(60,815)	$2	$21,371

The accompanying notes are an integral part of these consolidated financial statements.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Years Ended December 31, 2019 and 2018
 (In thousands)

	Year Ended
	2019	2018
Cash flows from operating activities:
Net (loss) income:	$(4,786)	$856
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization and depreciation	1,192	990
Goodwill impairment	4,845	-
Share based payment expense	216	363
Deferred income taxes	94	110
Bad debt expense	11	58
Changes in operating assets and liabilities:
Accounts receivable	2,449	1,668
Prepaid expenses and other current assets	(46)	(17)
Right of use assets-operating	1,143	-
Other assets	(1)	23
Due to models	(1,314)	(1,381)
Lease liabilities-operating	(1,219)	-
Accounts payable and accrued liabilities	(1,047)	1,086
Net cash provided by operating activities	1,537	3,756

Cash flows from investing activities:
Purchases of property and equipment	(394)	(443)
Net cash used in investing activities	(394)	(443)

Cash flows from financing activities:
Purchases of treasury stock	(259)	(1,200)
Payments on finance leases	(111)	-
Proceeds from term loan	-	1,000
Repayment of term loan	(623)	(524)
Net cash used in financing activities	(993)	(724)

Foreign currency effect on cash flows:	95	(97)

Net change in cash and cash equivalents:	245	2,492
Cash and cash equivalents, beginning of period	6,748	4,256
Cash and cash equivalents, end of period	$6,993	$6,748

Supplemental disclosures of cash flow information:
Cash paid for interest	$114	$99
Cash paid for income taxes	$5	$44

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 30, 2020.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations Wilhelmina International, Inc. 214-661-7488 ir@wilhelmina.com